EXHIBIT 10.2

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is made as of June 15, 2016 ("Effective Date"), by and between GGT PATTERSON PLACE NC VENTURE, LLC, a Delaware limited liability company (“Seller”), and PATTERSON MULTIFAMILY DURHAM, LP, a Delaware limited partnership (“Buyer”).
W I T N E S S E T H:
Seller and Buyer, for and in consideration of the keeping and performing by the respective parties hereto of their respective obligations as hereinafter set forth, as well as for Ten and No/100 Dollars ($10.00) and other good and valuable consideration by each of the parties unto the other in hand paid simultaneously with the execution and delivery of these presents, the receipt whereof is hereby acknowledged, have covenanted and agreed, and by these presents do covenant and agree, each with the other, as follows:
1. THE PROPERTY
Upon the terms and provisions and subject to the conditions hereof, Seller shall sell and convey to Buyer, on the Closing Date (hereinafter defined), and Buyer shall purchase from Seller, for the Purchase Price herein set forth, all of Seller’s right, title and interest, in and to the property located in Durham County, North Carolina, which property is more particularly described in Exhibit A attached hereto together with the improvements located thereon (the “Improvements”), real property fixtures, easements, covenants, entitlements and other rights appurtenant thereto, and all the estate and rights of Seller in and to the same (the “Real Property”). The Property shall include the following:
(a) the Real Property and the Improvements;
(b) the Leases (as defined in Section 4(c) below) affecting the Property, including all security deposits in Seller's possession as of the Closing Date; the list of such Leases and security deposits as of the date of this Agreement is on the rent roll attached hereto as Exhibit B ("Rent Roll");
(c) all fixtures, equipment, furnishings, golf carts, motor vehicles and items of personal property and other tangible property, if any, located on or about the Property and owned by Seller as of the date of Closing; the list of such personal property as of the date of this Agreement is attached hereto as Exhibit C (the “Tangible Personal Property”); and
(d) all intangible personal property, if any and to the extent assignable, owned by Seller and arising out of or in connection with Seller’s ownership of the Real Property and the Tangible Personal Property, including (to the extent any such items exist) (a) Seller’s rights to any plans, specifications and drawings relating to the improvements including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications (subject to the rights of the parties who prepared the same), construction drawings, rendering, plans submitted or filed with any governmental or quasi-governmental authority (collectively, the “Plans”), (b) Seller’s rights to any current names, logos, designs, trademarks, service marks, copyrights, and trade names used solely in connection with the Improvements, including the name “Realm Patterson Place”, and any other names (to the extent that such exist) associated with the Property, (c) the goodwill of Seller in connection with the Real Property and the Improvements, (d) all advertising materials, marketing programs and strategies, and other similar rights relating solely to Seller’s use and operation of the Real Property, including any telephone numbers to the Property and all social media accounts and passwords to such accounts, if any, (e) all transferable licenses, permits, authorizations, approvals and certificates of occupancy issued by governmental or quasi-governmental authorities relating to the use, maintenance, occupancy and/or operation of the Real Property and the Tangible Personal Property; and (f) the URL for the Property (http://realmpattersonplace.com) and the right to use the photographs and content thereof relating to the Property, except for any Excluded Property (collectively, the “Intangible Personal Property”); provided, however, Intangible Property shall not include any name, license, permits, logo, sign, trademark, telephone listing or numbers of any member of Seller and of the name “Bainbridge” or any derivation thereof ("Excluded Property").
2. PURCHASE PRICE; DEPOSIT
(a) Upon execution of this Agreement, Buyer has delivered to Seller, and Seller acknowledges receipt of, One Hundred and No/100 Dollars ($100.00) (the "Independent Consideration"), as consideration for Buyer's right to purchase the Property and to terminate this Agreement prior to the expiration of the Inspection Period (as hereinafter defined) and for Seller's execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is non-refundable and shall be retained by Seller notwithstanding any other provision of this Agreement.
(b) The purchase price for the Property shall be Sixty Million and No/100 Dollars ($60,000,000) (the “Purchase Price”), subject to such credits, adjustments and prorations as are set forth herein. The Purchase Price shall be payable by Buyer at the Closing (hereinafter defined) and shall be paid to Seller by no later than 2:00 p.m. Eastern Time in immediately available funds by wire transfer in an amount equal to the Purchase Price less the amount of the Deposit (as hereinafter defined) paid pursuant to this Agreement and any closing adjustments to which either Buyer or Seller are entitled pursuant to this Agreement.
(c) Buyer shall, no later than two (2) business days after the Effective Date, deliver to Stewart Title Guaranty Company (“Escrow Agent”) a good faith deposit in immediately available funds in the amount of Five Hundred Thousand and No/100 Dollars ($500,000) (“Initial Deposit”) (the Initial Deposit along with all interest earned thereon, is hereinafter sometimes collectively referred to as the “Deposit”). The Deposit shall be held by Escrow Agent pursuant to the terms of this Agreement. If the sale of the Property is consummated under this Agreement, the Deposit shall be paid to Seller and applied to the Purchase Price at Closing. Notwithstanding anything to the contrary contained herein, the Deposit will be non-refundable to Buyer under all circumstances, other than a termination of this Agreement pursuant to and in accordance with: (i) Section 5(i), (ii) Section 6(c) or 6(d); (iii) Section 7(c); (iv) Section 8(a) or 8(c); or (v) Section 9(a).

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3. CLOSING AND RELATED MATTERS
(a) The delivery of the Deed (hereinafter defined) and other acts necessary to complete the transactions provided for in this Agreement shall be referred to herein as the “Closing.” The Closing for the sale of the Property pursuant to the terms of this Agreement shall take place on or before June 22, 2016 (the “Closing Date”). The Closing will be held at the offices of the title company, or at such other place as the parties may mutually agree, through an escrow closing arrangement, or effected via a “mail away” closing (i.e. in which funds are sent via wire transfer and closing documents are delivered via overnight delivery or courier delivery service to the Escrow Agent, each to be held subject to an escrow agreement reasonably acceptable to Seller and Buyer). At Closing, executed documents will be hand-delivered or sent via overnight courier delivery and the Purchase Price will be sent via wire transfer.
(b) At Closing, Seller shall execute and deliver to Buyer a (i) closing statement reasonably acceptable to Buyer, (ii) the Deed, (iii) Seller’s Affidavit and Non-Foreign Certificate (in a form sufficient to cause the Title Company to delete the preprinted exceptions on the Title Commitment [as hereinafter defined] with regard to gap, party in possession [subject to rights of Tenants as set forth on a rent roll to be attached to such affidavit] and mechanics’ liens), and such other affidavits and statements reasonably requested by the Title Company (iv) an “as-is” Bill of Sale and General Assignment covering all Tangible Personal Property and Intangible Tangible Personal Property, in the form attached hereto as Exhibit F; (v) Assignment and Assumption of Leases, in the form attached hereto as Exhibit E (“Assignment of Leases”); (vi) a tenant letter notifying all Tenants (as hereinafter defined) of the change in ownership; (vii) originals or, to the extent originals are not in Seller’s possession or control, copies of all Leases (as hereinafter defined) and security deposits applicable thereto in Seller's possession; (viii) an assignment and assumption of service contracts, in the form attached hereto as Exhibit H ("Assignment of Contracts"); (ix) evidence of good standing of Seller, and evidence of authority to perform under this Agreement; (x) a survey affidavit of no change in form reasonably acceptable to Seller and the Title Company, sufficient to have the standard survey exception omitted; (xi) an updated Rent Roll, certified as true and correct in all material respects; (xii) all keys, property files and tenant files in Seller’s possession or control; (xiii) such other deliveries reasonably requested by the Title Company as may be reasonably necessary in order to completed the transaction herein provided; (xiv) evidence of the termination of Service Contracts, if applicable, in accordance with Section 4(b); and (xv) the executed Estoppel (as hereinafter defined), to the extent in Seller’s possession or control. At Closing, Buyer shall pay to Seller the Purchase Price specified in Section 2 hereof and each party shall execute and deliver all documents reasonably necessary or advisable to consummate the transactions contemplated hereby, including a Closing Statement, the Assignment of Leases, the Assignment of Warranties (as hereinafter defined), the Assignment of Contracts, and appropriate entity resolutions and approvals.
(c) At Closing, Seller shall, at Seller’s sole cost and expense, and shall cause Bainbridge Mid-Atlantic Construction, LLC, a Florida limited liability company ("General Contractor") to assign to Buyer, to the extent assignable (and Seller shall obtain all necessary consents for such assignments), all of the warranties, guarantees, indemnities, bonds or recourse rights, if any, retained by Seller and/or General Contractor against any third party subcontractors engaged by Seller and/or General Contractor in connection with the construction of the Improvements (the "Construction Contracts" and such warranties, guarantees, indemnities, bonds or recourse rights being the "Assigned Warranties"), in the form attached hereto as Exhibit G

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("Assignment of Warranties"). For the avoidance of doubt, (i) Seller nor the General Contractor are assigning to Buyer the Construction Contracts; and (ii) Assigned Warranties shall not include any warranties, guarantees, indemnities, bonds or recourse rights, if any, retained by Seller against General Contractor. Seller, nor General Contractor, makes any representation or warranty to Buyer that such Assigned Warranties exist or, if they do exist, are assignable by Seller and/or General Contractor to Buyer and Buyer acknowledges the same.
(d) At Closing, Seller shall pay, from the proceeds of the Closing, all transfer taxes and documentary stamps taxes in connection with the transaction contemplated in this Agreement, all costs incurred to repay any liens voluntarily created by Seller on the Property (and involuntary liens, subject to the terms of Section 6(e)(ii)herein), and one-half of the settlement fees charged by the Title Company (as hereinafter defined) in order to serve as the closing agent. Buyer shall pay the costs of recording the Deed, recording fees and taxes associated with any financing for the Property, one-half of any settlement fees charged by the Title Company in order to serve as the closing agent, expenses associated with any due diligence and inspection studies relating to the Property, and the costs associated with the Survey and title insurance for the Property. Except as otherwise provided herein, each party shall pay for the services of its own legal counsel.
4. CLOSING PRORATIONS
(a) Property Taxes. General real estate taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the Real Property for the then current calendar year or other current tax period (collectively, “Taxes”) not yet due and payable shall be prorated as of the Apportionment Time (hereinafter defined), based on the maximum allowable discount. If the Closing occurs prior to the receipt by Seller of the tax bills for the calendar year or other applicable tax period in which the Closing occurs, Buyer and Seller shall prorate estimated Taxes for such calendar year or other applicable tax period based upon the assessed values and tax rates in the 2015 calendar year tax bill, and, thereafter, promptly re-prorated upon the availability of actual bills for the applicable period. This provision shall survive the Closing.
(b) Operating Expenses. Seller shall endeavor and use commercially reasonable efforts to cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the day before the Closing Date. Seller will pay all charges for such utility charges which have accrued on or prior to the Apportionment Time. If the utility companies are unable or refuse to read the meters on the Closing Date, all charges for such utility charges to the extent unpaid will be prorated and adjusted as of the day before the Closing Date based on the most recent bills and other reasonable factors. Seller shall retain utility deposits and deposits with governmental and quasi-governmental authorities, and initial inducement payments made to Seller by vendors. All other operating expenses of the Property (which are customarily adjusted for in a transction of this nature), including association maintenance charges and special assessments, if applicable, and costs pursuant to the service contracts in effect as of the Closing Date and being assigned to Purchaser in accordance with the terms hereof (but not including the Seller's management agreement which Seller shall terminate at Closing), the list for which as of the date hereof being attached hereto as Exhibit D ("Service Contracts"), shall be prorated between Seller and Buyer as of 12:01 a.m. the day of the Closing Date such that Seller shall be deemed the owner of the Property for the day prior to the Closing Date and Buyer shall be deemed the owner of the Property commencing as of the day of Closing; provided, however, there will be no proration of insurance premiums, it being agreed

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that Buyer will be responsible to obtain its own insurance as of the Closing. Prior to the expiration of the Inspection Period, Buyer may provide written notice to Seller of Buyer's request for Seller to cancel any Service Contracts, and Seller shall, at or prior to the Closing cancel all such Service Contracts at Buyer's sole cost and expense, including, without limitation, all cancellation fees. Buyer shall assume any Service Contract in effect as of the Closing other than those designated by Buyer in writing for termination by Seller prior to the expiration of the Inspection Period, provided however, Buyer shall be required to assume at Closing any Service Contract not susceptible of being terminated prior to Closing. Notwithstanding the foregoing, Seller shall retain and reserve from the sale all (i) utility deposits and deposits with governmental and quasi-governmental authorities, (ii) non-refundable tenant fees such as amenity fees, cleaning fees, redecorating fees and pet fees, other than non-refundable tenant fees collected by Seller for the month of Closing, and (iii) initial inducement payments made to Seller by vendors.
(c) Tenant Provisions. The Property is occupied by tenants (collectively, the “Tenants”), and subject to one or more leases (collectively, the “Leases”).
(i) Rents. Collected rents and collected other charges payable under the Leases for the month of Closing shall be prorated between Seller and Buyer as of 11:59 p.m. the day immediately before the Closing Date ("Apportionment Time") such that Seller shall be deemed the owner of the Property for the day prior to the Closing Date and Buyer shall be deemed the owner of the Property commencing as of the day of Closing. Buyer’s portion of prepaid rents, if any, under the Leases shall be credited to Buyer at Closing.
(ii) Security Deposits. Seller shall credit to Buyer, at Closing, an amount equal to the security deposits under the Leases in Seller's possession as of the Closing Date (to the extent such security deposits are not applied against delinquent rents, damage or otherwise as provided in the Leases); together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Lease or Law; provided that Seller shall retain non-refundable tenant fees such as cleaning fees and pet fees which are not being apportioned at Closing in accordance with the terms hereof.
(iii) Delinquent Rents. All uncollected rents for the months prior to the month in which the Closing occurs and all uncollected rents through Closing (“Delinquent Rents”), shall remain Seller’s property, and neither Buyer nor Seller shall receive any proration or credit therefor at Closing. Any and all Delinquent Rents received by Buyer after the Closing Date shall be first applied to any rent owed by such Tenant to Buyer and after such Tenant is current in its rent to Buyer then the remainder, if any, shall be promptly remitted to Seller. No portion of Delinquent Rents attributable to a particular Tenant shall be applied against the rents or Delinquent Rents attributable to another Tenant. Buyer shall not be obligated to file suit to collect the Delinquent Rents but shall use commercially reasonable efforts to collect the same for a period of three (3) months after the Closing, and Seller shall not have the right to sue any tenants for any Delinquent Rents or other sums due Seller as of the Closing Date. This provision shall survive Closing.
(iv) New Leases; Modifications; Operations. Prior to the Closing, Seller will continue to operate and maintain the Property prior to the Closing in a manner consistent with its current operating procedures, which may include entering into new leases for a term not to exceed one (1) year and at market rates and/or modifying any existing Leases, provided it is so modified at market rates. Notwithstanding anything to the contrary contained herein, Seller shall not evict any

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Tenant or apply any security deposit under any Lease from the Effective Date, other than in a manner consistent with its current operating procedures.
(v) Rent Ready Credit. At the time of Closing, Seller shall cause all apartment units in the Property to be in a market rent-ready condition according to normal industry practice (including, without limitation, painted, cleaned, carpeted, with all appliances in working condition). With respect to each apartment unit that is not in such a rent-ready condition at the Closing, as reasonably determined by Buyer and Seller, Buyer shall receive a credit against the Purchase Price in the sum of One Thousand Dollars ($1,000).
(d) Final Prorations. Any errors in the apportionments pursuant to this Section 4 shall be corrected by appropriate re-adjustment between Seller and Buyer post-closing, provided that notice of any such error, with supporting calculations, shall be given by Buyer to Seller or by Seller to Buyer, as the case may be, no later than (90) ninety days after the Closing, if ascertainable within such period, it being understood and agreed that if any such items or errors are not ascertainable at the Closing or within (90) ninety days thereafter, the apportionment shall be made subsequent to the Closing when the charge or error is determined Payments in connection with the final adjustment shall be due within 30 days of written notice, but, in all events (other than the re-proration of Taxes, if applicable), on or before one hundred twenty (120) days after the Closing. Seller shall have reasonable access to, and the right to, inspect and audit Buyer's books to confirm the final prorations. This Section shall survive the Closing for one hundred twenty (120) days.
5. INSPECTION PERIOD
(a) Subject to the terms of this Section 5, commencing upon the Effective Date and ending at 5:00 PM (Eastern Standard Time) on June 17, 2016 (“Inspection Period”), Buyer and its agents and representatives shall have the right to make, during normal business hours and at Buyer's sole expense, any investigations regarding the Property, including reviewing contracts, leases and the books and records relating to the Property and conducting a so-called phase I environmental site assessment ("Phase 1") and a physical conditions report; provided, however, Buyer agrees to use commercially reasonable efforts not to cause any damage to the Property or unreasonably interfere with any tenant’s possession and/or Seller’s operations at the Property. Buyer will not conduct any on-site inspections without Seller or its representative first being afforded an opportunity to be present, and Buyer shall provide Seller with not less than two (2) business days’ prior notice (which notice may be delivered by email to jwright@bainbridgere.com or telephonically to Jake Wright at (301) 222-0060)) in advance of the date for its inspections of the Property. Buyer agrees that Buyer shall not contact or interview any tenant of the Property. If Buyer intends to carry out any invasive test, inspection or investigation involving the physical disturbance of any portion of the Property, Buyer shall give Seller at least two (2) business days prior notice of such intention and the conduct of such test, inspection and investigation shall be subject to Seller's reasonable regulations; provided, however, that in no event shall Buyer be permitted to perform soil borings or other invasive or intrusive tests on the Property without Seller’s prior written consent, which consent may be withheld by Seller in Seller's sole and absolute discretion. Any party performing inspections at the Property on behalf of Buyer shall be properly licensed and maintain liability insurance in commercially reasonable amounts, but in no event less than Two Million Dollars per occurrence.
(b) Buyer shall have the right to terminate this Agreement for any reason or no reason at all, in its sole discretion, by giving written notice of such election to Seller on any day

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prior to and including the final day of the Inspection Period, in which event the Deposit shall be released to Seller and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. In the absence of such written notice, the contingency provided for in this Section 6(b) shall no longer be applicable, Buyer shall be deemed to have waived its right to terminate under this Section 6(b) and this Agreement shall continue in full force and effect. In the event Buyer timely elects to terminate this Agreement during the Inspection Period as permitted above, and as additional consideration for Seller granting Buyer the foregoing condition precedent, Buyer shall deliver to Seller with Buyer’s notice of termination copies a copy of all third party reports obtained by Buyer in connection with Buyer’s inspections of the Property; provided that such reports shall be delivered without representation or warranty as to accuracy or completeness thereof. This provision shall survive the termination of this Agreement.
(c) Buyer shall repair any damage to the Property resulting from any inspections, studies or tests performed by Buyer, except to the extent such damage results from the mere discovery of a condition that existed at the Property prior to any entry by Buyer, to the extent such pre-existing condition is not further disturbed as a result of Buyer’s inspections. In connection with such entry onto the Property, Buyer agrees at all times during the entries onto the Property that it will cause its agents to, maintain in effect commercial general liability insurance on an occurrence basis (including contractual liability, contractor’s protective liability, personal injury and property damage coverage) in a combined single limit of at least Two Million Dollars ($2,000,000.00), and provide Seller with evidence of such insurance coverage prior to any entry onto the Property. Such insurance may be maintained directly by Buyer or by Buyer’s affiliates, members or contractors. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with insurance limits as provided for herein, if Seller requests.
(d) Buyer will not permit any mechanics' lien or liens to be placed upon the Property relating to Buyer’s activities hereunder. Buyer hereby agrees to indemnify, defend and hold Seller and Seller's agents, employees, contractors, shareholders, officers and directors (collectively herein referred to as the "Seller Parties") harmless from and against any and all liens for any materials or services furnished to the Property by, or on behalf of, Buyer. If any lien is claimed against the Property for services or materials provided at the request of, or for the benefit of, Buyer, then Buyer shall promptly take whatever action is necessary to release and remove such lien as soon as possible, but not later than fifteen (15) days after the date the lien was filed. If such lien has not been removed within such fifteen (15) day period, Seller may take whatever action, in its sole discretion and at Buyer' sole cost and expense, that it deems reasonably necessary to release and remove the lien.
(e) Notwithstanding anything contained herein to the contrary, Buyer covenants and agrees to indemnify, defend and hold Seller and the Seller Parties harmless from any and all injury to any person, loss of life or property damage arising out of any action or inaction of Buyer or its agents or independent contractors in connection with Buyer’s investigation of the Property, excluding consequential, subsequent or punitive damages. In conducting any physical investigations and review of the Property, Buyer and its agents and representatives shall: (i) use commercially reasonable efforts to not damage any part of the Property nor conduct any activities precluded by this Agreement; (ii) use commercially reasonable efforts to not injure or otherwise cause bodily harm to Seller or any other third party; (iii) promptly pay when due the costs of all investigations done with regard to the Property; (iv) not permit any liens to attach to the Property by reason of the exercise of Buyer’s rights hereunder; and (v) upon completion of any inspection by

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Buyer and/or its agents or independent contractors, Buyer shall restore any damage to the Property caused by same. Notwithstanding anything herein to the contrary, Buyer shall not be liable for matters occurring to the extent the result of the gross negligence or intentional act of the Seller Parties, or for mere disclosure to Seller of the results of such inspections and investigations.
(f) Seller has previously made or will make available to Buyer for Buyer's review at the Property, those certain items and information pertaining to the Property described in Schedule 5(f) attached hereto and made a part hereof, and such additional information as Buyer may reasonably request (collectively, the “Property Information”). The Property Information is being delivered to Buyer as an accommodation only and Seller does not represent or warrant the truth, accuracy, completeness or correctness of any such Property Information or any other information delivered to Buyer from any broker on Seller’s behalf. Buyer acknowledges and agrees that the Property Information delivered or given by Seller to Buyer in connection with the transaction contemplated hereby is provided to Buyer as a convenience only and that any reliance on or use of such Property Information by Buyer shall be at the sole risk of Buyer.
(g) Buyer acknowledges and agrees that all of the Property Information delivered by or on behalf of Seller and any other information obtained by Buyer regarding the Property as a result of Buyer’s physical inspection of the Property other than information that (i) is or becomes generally available to the public other than as a result of a disclosure by Buyer or its representatives, (ii) was or becomes available on a non-confidential basis from a source other than Buyer or its representatives, or (iii) is independently developed from a non-confidential source by Buyer or its representatives ("Confidential Information") shall be and remain confidential. Buyer further agrees and acknowledges that if any such Confidential Information is disclosed to third parties, to Seller’s employees or Seller’s tenants, Seller may suffer damages and irreparable harm. Buyer expressly acknowledges, covenants and agrees (a) that Buyer shall not make any press release or other public disclosure concerning the transaction contemplated by this Agreement and Buyer shall not disclose any of the contents or information contained in the Confidential information to any party other than Buyer's attorney, accountants, employees, partners, professional firms performing inspections and report reviews, prospective investors and prospective lenders or as otherwise may be required by law; and (b) that in making any disclosure of such information as permitted hereunder, Buyer shall advise such third parties of the confidentiality of such information and the potential of damage to Seller and the liability of Buyer and such third party as a result of any disclosure of such information by such third party and shall use commercially reasonable efforts to cause such third party's compliance.
(h) It is expressly acknowledged by Buyer that the Closing of the transactions contemplated by this Agreement is not subject to any financing contingency and that no financing for this transaction shall be provided by Seller. Without limiting the foregoing, Buyer agrees that the ability or inability of Buyer to obtain debt, equity investments or other financing in order to pay all or any part of the Purchase Price shall not be a contingency or condition to any of Buyer’s obligations under this Agreement.

(a) Subject to the remaining terms of this Section 5, prior to the end of the Inspection Period, Buyer shall (at Buyer's sole cost and expense) procure from a licensed, insured environmental consultant of its choice the Phase 1 of the Property. If the Phase 1 confirms the existence of a

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“recognized environmental condition” with respect to the Property which would materially and adversely affect the Property, as reasonably determined by Buyer, then Buyer shall have the right to object to said condition ("Adverse Environmental Condition") by providing written notice to Seller ("Environmental Objection Notice"), specifying the exact nature and scope of the Adverse Environmental Condition, no later than five (5) days prior to the end of the Inspection Period. If Buyer timely delivers the Environmental Objection Notice, then Seller shall, within five (5) days thereafter, notify Buyer as to whether Seller will attempt, in its sole discretion, to cure the Adverse Environmental Condition (it being understood that Seller has no obligation to do so). In the event that Seller fails to timely notify Buyer, in writing, of Seller’s intention to cure the Adverse Environmental Condition, then Seller shall be deemed to have elected not to so cure. If by Seller’s written notice or silence Seller elects not to attempt to cure the Adverse Environmental Condition, then Buyer may, on or prior to the end of the Inspection Period, deliver written notice to Seller indicating Buyer’s election to (A) terminate this Agreement and receive a refund of the Deposit, or (B) proceed to close without any reduction in the Purchase Price. In the event that Buyer fails to notify Seller, in writing, of Buyer’s intention to proceed under subsection (A) or (B) above, then Buyer shall be deemed to have elected to proceed under subsection (B) above. If Seller timely elects to cure the Adverse Environmental Condition, then Seller shall have thirty (30) days from the end of the Inspection Period ("Environmental Cure Period") to commence to cure (without any obligation to actually cure, or expend funds or litigate to cure) the Adverse Environmental Condition in accordance with applicable environmental laws (and the Closing may be extended by Seller up to such thirty (30) day period to the extent necessary to complete such cure). If the Adverse Environmental Condition is not cured by the end of the Environmental Cure Period, then Buyer shall have the right, at its option, by delivering written notice to Seller within five (5) days following the expiration of the Environmental Cure Period, to either (x) terminate this Agreement, whereupon the Deposit shall be immediately returned to Buyer, or (y) not terminate this Agreement (it being agreed that Buyer's failure to deliver any such notice within such five (5) day period shall be deemed Buyer's election under this clause (y)) and proceed to Closing on the date which is ten (10) days following the expiration of the end of the Environmental Cure Period.
(a) The terms of this Section shall survive any termination of this Agreement or the Closing.
6. TITLE TO PROPERTY
(a) Status of Title. At Closing, Seller shall convey fee simple title to Buyer by means of a Special Warranty Deed (“Deed”), in the form attached hereto as Exhibit I, subject only to the following items (collectively, the “Permitted Exceptions”): (i) any exception arising out of an act of Buyer or its representatives, agents, employees or independent contractors; (ii) zoning and subdivision ordinances and regulations; (iii) rights of tenants under Leases; (iv) real estate taxes which are not yet due and payable (subject to apportionment as provided for herein); (v) assessments and special district levies (subject to apportionment as provided for herein); (vi) zoning and other regulatory laws and ordinances affecting the Property; (vii) and any other matters of record to which Buyer does not timely raise a Title Defect, or, having objected, Buyer waives or is deemed to have waived in accordance with the provisions of Section 6(c) below; and (viii) those matters set forth in Exhibit J attached hereto.
(b) Title Evidence. Buyer has, prior to the Effective Date, ordered: (i) a title insurance commitment for an ALTA Owner’s Policy of title insurance issued by Madison Title

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Agency (“Title Company”), as agent for the Escrow Agent in the amount of the Purchase Price for purposes of insuring title to the Property (“Title Commitment”), and (ii) an update to Seller's survey of the Property ("Existing Survey") to be made by a registered professional surveyor licensed to practice in the State of North Carolina, to be certified to Buyer and the title company (“Survey”).
(c) Defects and Cure.  Buyer shall have until 5:00 PM (Eastern Standard Time) on June 14, 2016 to notify Seller in writing (which may be sent via email to Seller’s attorney) (“Title Defect Notice”) of any objections or requirements pertaining to the Title Commitment and Survey (collectively, “Title Defects”); provided, however, that Buyer shall not be entitled to object to any matters shown on the Existing Survey or any of the Permitted Exceptions (which shall not be deemed Title Defects). In the event that Buyer fails to provide a Title Defect Notice within such time period, then Buyer shall be deemed to have accepted all matters pertaining to the Title Commitment and the Survey, and such matters shall be deemed Permitted Exceptions hereunder. If Buyer timely delivers the Title Defect Notice, then Seller shall within two (2) days thereafter notify Buyer of any Title Defects which Seller is unable or unwilling to cure, it being understood that Seller has no obligation to do so other than as expressly hereinafter set forth in this Section 6. In the event that Seller fails to notify Buyer, in writing, of Seller’s intention to cure any Title Defects, Seller shall be deemed to have elected not to cure such Title Defects. If by Seller’s written notice or silence Seller elects not to attempt to cure any of Title Defects, then Buyer may, on or prior to the end of the Inspection Period, deliver written notice to Seller indicating Buyer’s election to (A) terminate this Agreement, whereupon the Deposit shall be immediately returned to Buyer and the parties hereto shall not have further obligations to the other party hereunder except as expressly provided herein, or (B) proceed to close without any reduction in the Purchase Price, in which event any Title Defects (as of the end of the Inspection Period) shall be deemed Permitted Exceptions. In the event that Buyer fails to notify Seller, in writing, of Buyer’s intention to proceed under subsection (A) or (B) above, then Buyer shall be deemed to have elected to proceed under subsection (A) above. As to those Title Defects agreed to be cured by Seller in writing, curing such Title Defects shall be a condition precedent to Buyer’s obligation to close and shall be cured and removed by Seller on or before the Closing Date, provided that Seller shall have the right to extend the Closing Date for an additional thirty (30) days as to cure such matters. If Seller fails to remove, discharge or correct the agreed Title Defects as of the Closing Date, then Buyer may, at its option and as its sole remedy, either: (i) terminate this Agreement by written notice to Seller on the Closing Date; or (ii) proceed to close and accept title “as is” without reduction in the Purchase Price. If Buyer shall elect to terminate this Agreement pursuant to this Section 6(c), then the Deposit shall be repaid to Buyer and thereafter this Agreement shall be null and void and of no further force and effect, except for any obligations hereunder that shall survive the termination of this Agreement.
(d) Subject to Section 6(e) below, in the event any agreements are filed of record or any liens are created or become effective after the effective date of the initial Title Commitment and such agreements or liens are not created by, through or under Buyer, Buyer may give Seller written notice of such additional objections (“Additional Objections”) within three (3) days of its obtaining knowledge of the Additional Objections, but in no event later than the Closing Date. If by the Closing Date Seller has not cured such Additional Objection (without any obligation to do so, subject to Section 6(e) below), Buyer may (as its sole and exclusive remedy) terminate this Agreement by delivering written notice thereof to Seller on the Closing Date, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligations hereunder (except with respect

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to obligations that expressly survive the termination hereof), failing which, such additional matters shall be deemed to be Permitted Encumbrances.
(e) Notwithstanding anything contained herein to the contrary, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to eliminate, modify or cure any objection Buyer may have pursuant to Section 6(c) hereof or otherwise except with respect to the objections which Seller has agreed to attempt to remove pursuant to Section 6(c) hereof; provided, however, at the Closing, Seller agrees, at Seller's sole cost and expense, (i) to cause to be released all mortgages and all other monetary liens voluntarily created by Seller that affect the Property; (ii) to cause to be released, removed, satisfied or insured over any other monetary liens that are not voluntarily created by Seller that affect the Property, except that as to the monetary liens described in this subsection (ii), Seller is not required to expend more than Three Hundred Thousand Dollars ($300,000) in the aggregate; and (iii) to cause to be terminated that certain Notice of Contract recorded July 25, 2013 in Book 7324, Page 999.
7. REPRESENTATIONS, WARRANTIES AND COVENANTS
(a) Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:
(i) Seller is s a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its organization and the state in which the Property is located. Seller has made all filings necessary in the state in which the Property is located to own and operate its Property. Seller has the full right, power and authority to enter into this Agreement and to sell and convey the Property to Buyer as provided herein and to carry out its obligations hereunder. Each of the persons and entities signing this Agreement and the other documents contemplated by this Agreement on behalf of Seller has the legal right, power and authority to bind Seller.
(ii) None of the execution, delivery or performance of this Agreement by Seller does or will, with or without the giving of notice, lapse of time or both (i) violate, conflict with or constitute a default under (A) the organization documents of Seller or any material agreement, instrument or other document to which Seller is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Seller or (ii) result in the creation of any lien upon the Property. This Agreement and all documents, required hereby to be executed by Seller are and shall be, to Seller's knowledge, valid, legally binding obligations of and enforceable against Seller in accordance with their terms.
(iii) Except for the Permitted Exceptions, the Leases and the Service Contracts, there are no other contracts or agreements related to the use or operation of the Property which would be binding upon Buyer after the Closing.
(iv) Seller has received no notice of any pending condemnation, eminent domain or similar proceedings affecting the Property or any portion thereof, and to the best of Seller’s knowledge, no such proceeding is contemplated or threated by any governmental or quasi-governmental authority.
(v) As of the Effective Date, Seller has received no written notice of any actions, suits, proceedings or claims pending, or to the best of Seller's knowledge, contemplated or

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threatened, before any commission, regulatory body, administrative agency or other governmental body with respect to or in any manner affecting the Property, and, to Seller's knowledge, there is no basis for any such action, suit, proceeding or claim. Seller has received no written notice of any actions, suits, proceedings or claims pending, or to the best of Seller's knowledge, contemplated or threatened, before any commission, regulatory body, administrative agency or other governmental body with respect to or in any manner affecting the ability of Seller to consummate the transaction contemplated by this Agreement and, to Seller's knowledge, there is no basis for any such action, suit, proceeding or claim. Except for unlawful detainer, eviction or similar actions against Tenants that are brought in the ordinary course of Seller's operation of the Property, as of the Effective Date, there are no actions, suits or proceedings pending by Seller in connection with all or any portion of the Property or Seller's ownership, rights, use, development or maintenance thereof, including tax reduction proceedings.
(vi) As of the Effective Date, Seller has received no written notice and has no knowledge to the effect that the Property is not in material compliance with applicable laws and ordinances or any applicable covenants, restrictions or agreements or that there has been or may be an investigation of the Property by any governmental authority having jurisdiction over the Property.
(vii) As of the Effective Date, Seller has not received written notice from any governmental authority of any material violation of any federal or municipal laws, ordinances, orders, regulations and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon) which are unresolved.
(viii) Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
(ix) No petition in bankruptcy (voluntary or otherwise), attachment, execution proceeding, assignment for the benefit of creditors, or petition seeking reorganization or insolvency, arrangement or other action or proceeding under federal or state bankruptcy law is pending against or contemplated (or, to Seller's knowledge, threatened) by or against Seller or any general partner or managing member of Seller.
(x) There are no employees of Seller employed in connection with the use, management, maintenance or operation of the Property whose employment will continue after the Closing Date. There is no bargaining unit or union contract relating to any employees of Seller.
(xi) The Rent Roll attached hereto as Exhibit "B" is true, correct and complete in all material respects in effect as of the Effective Date, and the Rent Roll to be certified pursuant to Section 3(b) will be true, correct and complete in all material respects in effect as of the Closing Date. Seller has made available its leasing files, which are maintained in the ordinary course of business.
(xii) The Service Contracts listed on Exhibit "D" annexed hereto is a true, correct and complete list of all material management, service, supply, repair and maintenance agreements, equipment leases and all other contracts and agreements (excluding the Leases and the Permitted Exceptions) with respect to or affecting the Property as of the Effective Date. True, correct and complete copies, in all material respects, of all Service Contracts (or written descriptions of oral Service Contracts) have been delivered to Buyer.

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(xiii) The operating statements attached hereto as Schedule 7(xiii) (the “Operating Statements”) are true and complete copies, in all material respects, of the same.
(xiv) True, correct and complete copies, in all material respects, of the Construction Contracts and the Assigned Warranties have been delivered to Buyer
(i) Seller has delivered the estoppel certificate (the “Estoppel”) attached hereto as Schedule 7(xv) to the counterparty's counsel under that certain Reciprocal Easement Agreement recorded June 26, 2013 in Book 7302, Page 268 (the “REA”) and has requested (and will continue to request) that such counterparty execute and deliver the same to Seller. To Seller's knowledge, Seller is not in default of any of its material obligation under the REA and Seller has substantially completed all of the improvements as required under Sections 2(b) and 3(b) of the REA.
(ii) To Seller’s knowledge, Seller has performed all of its material obligations on the part of Seller to be performed under that certain Stormwater Facility Agreement and Covenants (“Stormwater Agreement”), dated July 19, 2013, including, without limitation, the completion of the construction of the Facility/ies (as defined in the Stormwater Agreement); Seller is not in default under any of its material obligations under the Stormwater Agreement; and Seller has not received a demand, (and is otherwise not aware of any potential demand), from the City (as defined in the Stormwater Agreement) for any contributions by Seller to the Fund (as defined in the Stormwater Agreement).
(iii) To Seller's knowledge, each of the Service Contracts is in good standing and in full force and effect. To Seller's knowledge, Seller is not in default under any of the Service Contracts.
(iv) Seller has delivered, or made available to Buyer, true, accurate and complete copies, in all material respects, of all of the Leases entered into prior to the Effective Date.
Whenever reference is made in this Agreement to the knowledge of Seller, or to Seller receiving notice, such references shall be deemed limited to the collective actual and not the implied or imputed knowledge of Thomas Keady and Paul DeCain (collectively, the “Knowledge Parties”), without independent investigation other than reasonable inquiry of Seller’s property manager. The Knowledge Parties are representatives of Seller who are primarily responsible for the oversight of Seller's ownership, operation, management and leasing of the Property. Under no circumstances shall the Knowledge Parties have any personal obligations or liabilities under this Agreement or otherwise and Buyer waives all rights to sue or seek personal judgment against the Knowledge Parties.
(b) Buyer hereby represents and warrants to Seller that Buyer (i) has the full right, power and authority to enter into this Agreement and to purchase the Property from Seller as provided herein and to carry out its obligations hereunder; (ii) none of the execution, delivery or performance of this Agreement by Buyer does or will, with or without the giving of notice, lapse of time or both (i) violate, conflict with or constitute a default under (A) the organization documents of Buyer or any material agreement, instrument or other document to which Buyer is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Buyer, or (ii) require the approval or waiver of or filing with any person (including, without limitation, any governmental unit, agency or instrumentality); (iii) this

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Agreement constitutes and, when so executed and delivered, the other agreements and instruments delivered by Buyer under or in connection with this Agreement will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms; (iv) Buyer has not relied upon any oral or written information provided by Seller except for the specific representations and warranties of Seller contained herein and acknowledges that no employee, agent or representative of Seller has been authorized to make, and that Buyer has not relied upon, any statements or representations other than those specifically contained in this Agreement; (v) Buyer has adequate financial resources to purchase the Property, and (vi) Buyer is not a person or entity with whom Seller is restricted from doing business under applicable laws relating to national security (such as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, commonly known as the “USA Patriot Act”) and executive orders and regulations relating to such applicable laws.
(c) If either party discovers, prior to or at the Closing, that any representation or warranty of the other is false, misleading or inaccurate in any material respect as of the Effective Date or as of the Closing Date (other than as to Seller changes to the Rent Roll as a result of the provision of Section 4(c)(iv) above) and is not acceptable to the other party, the non-breaching party may, after providing the breaching party with a written notice outlining in sufficient detail the objection and allowing the breaching party five (5) business days to cure said objection, have the right as its sole and exclusive right and remedy, to terminate this Agreement, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligations to the other party hereunder, except with respect to obligations that expressly survive the termination hereof. Notwithstanding any provision of this Agreement to the contrary, Seller shall not have any liability (and Buyer waives its right to bring any action) with respect to any representation and warranty contained in this Agreement, in which, prior to the Closing, Buyer obtains actual knowledge that such representation or warranty is untrue or incorrect, and Buyer with said knowledge nevertheless consummates the transaction contemplated by this Agreement.
(d) Operation of the Property. Until the earlier of the Closing or the termination of this Agreement, Seller undertakes and agrees as follows:
(i) Seller shall pay (or cause to be paid) prior to delinquency, all mortgages, real property and personal property taxes, assessments and other levies which become due and payable with respect to the Property.
(ii) Seller shall not voluntarily (i) sell, contribute, assign or create any right, title or interest whatsoever in or to the Property, except as otherwise permitted herein, or (ii) cause any mortgage or deed of trust to be placed of record against the Property.
(iii) Without Buyer's prior written approval, which may be withheld in Buyer's sole and absolute discretion, Seller shall not enter into any new (or extend, amend, renew or replace any existing) agreement, service contract, employment contract, permit or obligation affecting the Property which would be binding upon Buyer upon its acquisition of the Property, or file for, pursue, accept or obtain any zoning, land use permit or other development approval or entitlement, or consent to the inclusion of the Property into any special district; provided, however, (i) Seller may enter into service or similar contracts without Buyer's approval if such contract is entered into in the ordinary course of Seller's business and is terminable without penalty or premium

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on not more than 30 days’ notice from the owner of the Property and is disclosed promptly in writing to Buyer; and (ii) Seller may enter new Leases pursuant to Section 4(c)(iv).
(iv) Seller shall maintain all casualty and liability insurance in place as of the Effective Date with respect to the Property in amounts and with deductibles substantially the same as of the Effective Date.
(v) Seller shall not remove any material item of Personal Property from the Property unless the same is obsolete and is replaced by tangible personal property of equal or greater utility and value.
(vi) Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of Buyer.
(vii) Seller shall maintain the Property in its present condition, ordinary wear and tear and casualty excepted.
Until the earlier of Closing or the termination of this Agreement, Seller agrees to notify Buyer in writing promptly upon learning or receiving notice, whichever first occurs, of:
(i) Seller's material breach of any of its representations, warranties or covenants in this Agreement, or any fact or event which would make (i) any of the representations or warranties of Seller contained in this Agreement untrue or misleading in any material respect or (ii) any covenant or agreement of Seller under this Agreement incapable or substantially less likely of being performed;
(ii) Any damage or destruction (excluding normal wear and tear), or any taking by condemnation or eminent domain (or any threat thereof), of the Property or any part thereof; and
(iii) Any written notice of violation from any governmental authority.
8. RISK OF LOSS AND CONDEMNATION
(a) In the event of casualty at the Property, and the cost for repair of such casualty is to exceed five percent (5%) of the Purchase Price (the “Damage Threshold Amount”) as determined by an engineer chosen by Seller and reasonably acceptable to Buyer, then Buyer shall have the option, to be exercised within five (5) business days after the date of receipt of Seller’s notice of such damage (and the Closing Date shall be extended if necessary to provide for such five (5) business day period), to either: (i) terminate this Agreement, in which case the Escrow Agent shall immediately return the Deposit to the Buyer and no party shall have any further liability or obligation to any other party under this Agreement, except with respect to obligations that expressly survive the termination hereof, or (ii) elect to proceed with the Closing, in which case the Seller shall assign all rights to receive insurance proceeds for such casualty to Buyer and pay or credit to Buyer the amount of any deductible and any proceeds received by Seller and unexpended for repairs.

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(b) Buyer is bound to purchase the Property as required by the terms of this Agreement without regard to the occurrence or effect of any damage to or destruction of the Property, provided that the occurrence of any damage or destruction to the Property involves repair costs equal to or less than Damage Threshold Amount and in such event the Seller shall assign all rights to receive insurance proceeds for such casualty to Buyer and pay or credit to Buyer the amount of any deductible and any proceeds received by Seller and unexpended for repairs.
(c) If, after the Effective Date and prior to the Closing, all or a material part of the Property is threatened or taken by eminent domain or condemnation, Seller shall promptly notify Buyer in writing and Buyer may give written notice to Seller electing to terminate this Agreement prior to the Closing in which event both parties shall be relieved and released of and from any further liability hereunder, except as set forth herein, the Deposit shall forthwith be returned to the Buyer by Escrow Agent, and thereupon this Agreement shall become null and void and be considered canceled. If no such election is made within five (5) business days of Seller notifying Buyer of such taking, then this Agreement shall remain in full force and effect and the sale and purchase contemplated herein, excluding any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and, upon the Closing, Seller shall assign, transfer, and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.
9. DEFAULT
(a) Seller’s Default. In the event that Seller fails to perform any of its material obligations under this Agreement or if any representation made by Seller was knowingly untrue in any material respect when made (and such failure is not cured by Seller within five (5) days after Buyer has notified Seller of such default, other than a failure to close as scheduled), then Buyer may, at its option and as its sole and exclusive remedy, either (i) terminate this Agreement and receive a full and immediate refund of the Deposit held by Escrow Agent, and, if such failure is a failure to close as scheduled hereunder, Seller shall reimburse Buyer for all of its actual out of pocket costs and expenses incurred by Buyer in connection with this transaction (not to exceed $100,000), and this Agreement shall be terminated and neither party hereunder shall have any further obligations to the other expect as expressly provided herein or (ii) enforce specific performance of this Agreement. As a condition precedent to Buyer’s exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such action for specific performance within sixty (60) days after the date scheduled for Closing. Buyer agrees that its failure to timely commence such an action for specific performance within such sixty (60) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or similar instrument against the Property. The foregoing shall be the sole and exclusive remedies available to Buyer. Buyer hereby expressly waives any other right to seek damages against Seller. In no event shall any member, officer, director, agent or employee of Seller or its partners be personally liable for any of Seller’s obligations under this Agreement or the documents to be delivered at the Closing. For all purposes hereof, Buyer waives its right to seek, plead or obtain any judgment for any remedies or damages not specifically contained herein, including, without limitation, consequential, compensatory and punitive damages.
(b) Buyer’s Default. In the event Buyer is in default under or in breach of any of the material terms, covenants, or obligations hereunder (and such failure is not cured by Buyer within

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five (5) days after Seller has notified Buyer of the specific nature of such default, other than a failure to close as scheduled or to deliver the Deposit when required), then at the option of Seller, and as Seller’s sole and exclusive remedy, Escrow Agent shall deliver the Deposit to Seller and it shall become the property of Seller, such sum being agreed upon as liquidated damages for the failure of Buyer to perform the duties, liabilities, and obligations imposed upon it by the terms and provisions of this Agreement and because of the difficulty, inconvenience and uncertainty of ascertaining actual damages, and the parties shall thereupon be relieved and released from all other and further obligations under this Agreement, except for the obligations of indemnification which expressly survive this Agreement. The indemnity obligations of Buyer set forth in this Agreement are not subject to the limitations set forth in this Section.
10. INTENTIONALLY OMITTED
11. DISCLOSURES
BUYER SHOULD NOT RELY ON THE SELLER’S CURRENT PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT BUYER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO BUYER. A CHANGE OF OWNERSHIP OR IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES. IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTACT THE COUNTY PROPERTY APPRAISER’S OFFICE FOR INFORMATION.
12. NOTICES
Any notices, requests, demands, tenders and communications hereunder shall be in writing and may be served (i) by hand delivery; (ii) by recognized overnight, third party prepaid courier service (such as Federal Express); or (iii) by telecopy or by pdf attachment to email, provided that if sent by telecopy or electronically, a duplicate copy is sent contemporaneously by one of the methods described in (i) or (ii) above. Any notice or other communication mailed as aforesaid shall be deemed effectively given (x) on the date of delivery if personally delivered or sent by telecopy or electronic delivery, (y) on the date delivered if sent by courier service, or (z) on the date indicated on the return receipt if mailed. Such notices shall be given to the parties hereto at the following addresses:

If to Seller:        c/o The Bainbridge Companies
12765 W. Forest Hill Boulevard, Suite 1307
Wellington, FL 33414
Attn:     Paul DeCain
Telecopy: (301) 352-0761
Email:     pdecain@bainbridgere.com

Copy to:        Broad and Cassel
7777 Glades Road, Suite 300
Boca Raton, FL 33434
Attn:    Christopher Staller
Telecopy: (305) 995-6443
Email: cstaller@broadandcassel.com

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If to Buyer:        H&R PROPERTIES, LLC
1409 S. Lamar Street, Suite 1005
Dallas, TX 75215
Attn: Philippe Lapointe
Telecopy: (___) ___-____
Email: plapointe@lantowerresidential.com

Copy to:        Blaivas & Associates, P.C.
1430 Broadway, Suite 1603
New York, New York 10018
Attn: David G., Blaivas
Telecopy: (646) 349-2042
Email: dblaivas@blpclaw.com

If to Escrow Agent:     Stewart Title Guaranty Company
National Title Services - Charlotte
5935 Carnegie Boulevard
Telephone: (704) 401-2026
Fax No.: (704) 401-2038
Attn: Danielle Howell
Email: dhowell@stewart.com

Any party hereto may, by giving five (5) days written notice to the other party hereto given in accordance with this Section, designate any other address in substitution of the foregoing address to which notice shall be given. The attorney for a party has the authority to send and receive notices on behalf of such party.

13. BROKERS
Each party warrants to the other that no brokers have been engaged or consulted by the warranting party or any affiliated person or entity of such party or are in any way entitled to compensation as a consequence of the sale of the Property to Buyer other than CB Richard Ellis (“Broker”). Seller shall be responsible for the commission owed to Broker pursuant to separate agreement, if and only if, the Closing occurs. Each of Buyer and Seller agrees to indemnify and hold harmless the other party from and against any and all claims and expenses for any brokerage or agent commission or fee arising out of this transaction by any broker or agent with whom the indemnifying party has dealt, other than Broker. Both parties shall have the right, however, to participate in the defense of any action brought by such agent or broker. The provisions of this Section shall survive the Closing.
14. ESCROW AGENT
The Deposit shall be held by Escrow Agent in trust and may be deposited in an interest bearing account (the “Depository”). Seller and Buyer agree that Escrow Agent shall have no liability in the event of failure, insolvency or inability of the Depository to pay such funds, or accrued interest upon demand or withdrawal. Buyer and Seller acknowledge that the account may not protected by the insurance afforded by the FDIC.

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If at any time Escrow Agent receives written notice from Buyer demanding return of the Deposit (“Buyer’s Notice”), then Escrow Agent shall promptly deliver a copy thereof to Seller. If on or before 5:00 p.m. on the date which is five business days following delivery of such Buyer’s Notice to Seller, Seller shall object to the return of the Deposit to Buyer by notice received by Escrow Agent (“Seller’s Objection Notice”), then Escrow Agent shall not disburse the Deposit to Buyer until the dispute is resolved. However, if Seller does not deliver a Seller’s Objection Notice to Escrow Agent on or before 5:00 p.m. on the date which is five business days following Seller’s receipt of such Buyer’s Notice from Escrow Agent, then Escrow Agent may disburse the Deposit to Buyer.
If at any time Escrow Agent receives written notice from Seller demanding return of the Deposit (“Seller’s Notice”), then Escrow Agent shall promptly deliver a copy thereof to Buyer. If on or before 5:00 p.m. on the date which is five business days following delivery of such Seller’s Notice to Buyer, Buyer shall object to the return of the Deposit to Seller by notice received by Escrow Agent (“Buyer’s Objection Notice”), then Escrow Agent shall not disburse the Deposit to Seller until the dispute is resolved. However, if Buyer does not deliver a Buyer’s Objection Notice to Escrow Agent on or before 5:00 p.m. on the date which is five business days following Buyer’s receipt of such Seller’s Notice from Escrow Agent, then Escrow Agent may disburse the Deposit to Seller.
Subject to the foregoing, in the event of any dispute regarding any action taken, or proposed to be taken, by Escrow Agent with respect to the Deposit, Escrow Agent, in its sole discretion, may:
a. Refuse to comply with any demands on it and continue to hold the Deposit until it receives either: (i) written notice signed by Buyer and Seller, directing the disbursement of the Deposit; or (ii) an order of a court, having competent jurisdiction thereover, directing the disbursement of the Deposit;
b. On notice to Seller and Buyer, take such affirmative action as it may deem appropriate to determine its duties as escrow agent including, but not limited to, the placing of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader; or
c. If Buyer or Seller shall have commenced litigation with respect to the Deposit, place the Deposit with the Clerk of the Court in which said litigation is pending.
Upon disbursing or depositing the Deposit under the provision of clause (a), (b) or (c) above, Escrow Agent shall have no further obligation with respect to the Deposit.

Buyer, Seller and Escrow Agent acknowledge that Escrow Agent is acting hereunder as a depository only to the parties except as described herein, and Buyer and Seller, jointly and severally, do hereby agree to indemnify and hold harmless Escrow Agent of and from any and all liabilities, costs, expenses and claims, of any nature whatsoever, by reason of or arising out of any act or failure to act as Escrow Agent hereunder, except in the case of Escrow Agent’s gross negligence or willful misconduct. Buyer and Seller acknowledge that Escrow Agent has been retained by Seller to act as its counsel in connection with the sale of the Property and shall be entitled to continue to represent Seller in connection with this Agreement or any other matter, notwithstanding Escrow Agent having agreed to act as escrow agent hereunder.

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All parties agree that Escrow Agent shall not be liable to any party or person whomsoever for: (i) the sufficiency, correctness, genuineness or validity of any instrument deposited with it or any notice or demand given to it or for the form of execution of such instrument, notice or demand, or for the identification, authority or rights of any person executing, depositing or giving the same or for the terms and conditions of any instrument, pursuant to which the parties may act; (ii) acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine and Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so; or (iii) otherwise acting or failing to act under this Section except in the case of Escrow Agent’s gross negligence or willful misconduct.
15. SECTION 1445 OF INTERNAL REVENUE CODE
In order to comply with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), Seller shall deliver to Buyer at Closing an affidavit in which Seller, under penalty of perjury, affirms that Seller is not a “foreign person” as defined in the Code, states the United States taxpayer identification number of Seller, affirms that Seller intends to timely file a United States income return with respect to the transfer of the Property and which otherwise conforms to the requirements of Section 1445 of the Code and the Regulations promulgated thereunder. If Seller fails or is unable to furnish an affidavit as required by law, Buyer may withhold ten (10%) percent of the gross sales price of the Property, in lieu of payment thereof to Seller, and shall instead pay such amount to the Internal Revenue Service in such form and manner as required by law.
16. AS-IS CONDITION OF PROPERTY. EXCEPT FOR THE SPECIFIC COVENANTS, REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS, WHERE-IS” CONDITION AND BASIS WITH ALL FAULTS. TO THE EXTENT PERMITTED BY LAW, EXCEPT FOR THE SPECIFIC COVENANTS, REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY BUYER) WITH RESPECT TO THE PROPERTY OR THE PROPERTY’S CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY. EXCEPT FOR THE SPECIFIC COVENANTS, REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, THE DISCLAIMERS HEREOF SPECIFICALLY EXTEND TO, WITHOUT LIMITATION, (1) MATTERS RELATING TO HAZARDOUS MATERIALS AND COMPLIANCE WITH ENVIRONMENTAL LAWS, (2) GEOLOGICAL CONDITIONS, INCLUDING SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND STREAMS AND RESERVOIRS AND OTHER UNDERGROUND WATER CONDITIONS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, EARTHQUAKE FAULTS, AND MATTERS RELATING TO FLOOD PRONE AREAS, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARDS, (3) DRAINAGE, (4) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, CONDITIONS OF SOIL FILL, SUSCEPTIBILITY TO LANDSLIDES, AND THE SUFFICIENCY OF ANY

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UNDERSHORING, (5) ZONING AND SUBDIVISION AND COMPLIANCE WITH ZONING AND SUBDIVISION LAWS, (6) THE VALUE AND PROFIT POTENTIAL OF THE PROPERTY AND (7) DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY AND PHYSICAL CONDITION OF THE PROPERTY AND COMPLIANCE OF THE PROPERTY WITH ANY LAWS (INCLUDING BUILDING CODES AND SIMILAR LAWS, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND THE FAIR HOUSING AMENDMENTS ACT OF 1988). BUYER REPRESENTS AND WARRANTS TO SELLER THAT BUYER IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE. BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE SPECIFIC COVENANTS, REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY STATEMENT OF SELLER OR ANY OF ITS AFFILIATES OR ANY OFFICER, DIRECTOR, TRUSTEE, AGENT, EMPLOYEE, BROKER, ATTORNEY OR OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER OR ANY OF ITS AFFILIATES. BUYER ACKNOWLEDGES THAT IT HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS AS TO THE CONDITION OF THE PROPERTY AND ALL MATTERS BEARING UPON THE PROPERTY AND THE CONSTRUCTION, PROSPECTS, OPERATIONS AND RESULTS OF OPERATIONS OF THE PROPERTY AS IT DEEMS NECESSARY TO PROTECT ITS INTERESTS. BUYER IS ACQUIRING THE PROPERTY “AS IS” AND “WHERE IS” AND WITH ALL FAULTS, DEFECTS OR OTHER ADVERSE MATTERS. UPON CLOSING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, BUYER WILL ACCEPT THE PROPERTY SUBJECT TO ADVERSE STRUCTURAL, PHYSICAL, ECONOMIC OR ENVIRONMENTAL CONDITIONS THAT MAY THEN EXIST AND THAT WERE OR MAY NOT HAVE BEEN REVEALED BY THE INSPECTIONS AND INVESTIGATIONS CONDUCTED BY BUYER, AND, EXCEPT FOR THE SPECIFIC COVENANTS, REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, BUYER SPECIFICALLY WAIVES AND RELEASES (1) ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY SELLER) WITH RESPECT TO THE PROPERTY OR ITS CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY AND (2) ALL RIGHTS, REMEDIES, RECOURSE OR OTHER BASIS FOR RECOVERY (INCLUDING ANY RIGHTS, REMEDIES, RECOURSE OR BASIS FOR RECOVERY BASED ON NEGLIGENCE OR STRICT LIABILITY) THAT BUYER WOULD OTHERWISE HAVE AGAINST SELLER OR ANY OF ITS AFFILIATES, ANY PERSON WHO HOLDS A DIRECT OR INDIRECT OWNERSHIP INTEREST IN SELLER OR ANY SUCH AFFILIATE AND THE RESPECTIVE OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES, BROKERS AND ATTORNEYS OF EACH SUCH PERSON IN RESPECT OF THE CONDITION OF THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS, WAIVERS AND RELEASES SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO COMPLETE THE SALE ON THE TERMS PROVIDED IN THIS AGREEMENT WITHOUT THE DISCLAIMERS, WAIVERS AND RELEASES SET FORTH HEREIN.
BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING

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BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND, EXCEPT FOR THE SPECIFIC COVENANTS, REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING, WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO.
AS A MATERIAL PART OF THE CONSIDERATION TO SELLER FOR THE SALE OF THE PROPERTY, BUYER, ON BEHALF OF ITSELF, AND ITS SUCCESSORS AND ASSIGNS, FROM AND AFTER CLOSING PURSUANT TO THE AGREEMENT, HEREBY IRREVOCABLY WAIVES, AND RELEASES SELLER, GENERAL CONTRACTOR, AND THEIR PARTNERS, MEMBERS, PRINCIPALS, REPRESENTATIVES, ATTORNEYS AND EMPLOYEES FROM ANY AND ALL CLAIMS, DEMANDS, OBLIGATIONS, DAMAGES, CAUSES OF ACTION AND LIABILITIES, WHETHER KNOWN OR UNKNOWN, OTHER THAN THOSE FOR BREACH OF SELLER’S COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS DELIVERED BY SELLER, THAT ARE BASED DIRECTLY OR INDIRECTLY ON, ARISE FROM OR IN CONNECTION WITH, OR ARE RELATED TO: (A) ANY PAST, PRESENT OR FUTURE CONDITION OF THE PROPERTY, INCLUDING, (B) ANY AND ALL STATEMENTS, REPRESENTATIONS, WARRANTIES, DETERMINATIONS, CONCLUSIONS, ASSESSMENTS, ASSERTIONS OR ANY OTHER INFORMATION CONTAINED IN ANY OF THE DOCUMENTS DELIVERED TO BUYER IN CONNECTION HEREWITH (BUT SPECIFICALLY EXCLUDING ANY REPRESENTATIONS OR WARRANTIES MADE BY SELLER IN THIS AGREEMENT OR IN ANY AGREEMENT OF THE CLOSING DOCUMENTS DELIVERED BY SELLER AT CLOSING), OR ANY MISREPRESENTATION OR FAILURE TO DISCLOSE INFORMATION RELATING TO THE PROPERTY OR THE DOCUMENTS DELIVERED TO BUYER IN CONNECTION HEREWITH, OR (C) ANY DEFECT, INACCURACY OR INADEQUACY IN THE CONDITION OF TITLE TO THE PROPERTY, LEGAL DESCRIPTION OF THE PROPERTY, OR COVENANTS, RESTRICTIONS, ENCUMBRANCES OR ENCROACHMENTS WHICH AFFECT THE PROPERTY.
BUYER HEREBY ACKNOWLEDGES AND AGREES THAT (i) BUYER MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW (OR AS OF THE CLOSING) KNOWN OR BELIEVED TO BE TRUE REGARDING THE PROPERTY AND/OR THE DOCUMENTS DELIVERED TO BUYER IN CONNECTION HEREWITH, (ii) BUYER’S AGREEMENT TO RELEASE, ACQUIT AND DISCHARGE SELLER AS SET FORTH HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT, NOTWITHSTANDING THE EXISTENCE OR DISCOVERY OF ANY SUCH DIFFERENT OR ADDITIONAL FACTS, AND (iii) BUYER KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS, BENEFITS AND PRIVILEGES TO THE FULLEST EXTENT PERMISSIBLE UNDER ANY FEDERAL, STATE, LOCAL, OR OTHER LAWS WHICH DO OR WOULD NEGATIVELY AFFECT VALIDITY OR ENFORCEABILITY OF ALL OR PART OF THE RELEASES SET FORTH IN THIS AGREEMENT.

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TO THE EXTENT PERMITTED BY LAW, BUYER AGREES NEVER TO COMMENCE OR PROSECUTE, OR CONSPIRE OR COLLUDE WITH OTHERS TO COMMENCE OR PROSECUTE, AGAINST THE SELLER, GENERAL CONTRACTOR AND/OR THEIR PARTNERS, MEMBERS, PRINCIPALS, REPRESENTATIVES, ATTORNEYS OR EMPLOYEES, ANY ACTION OR OTHER PROCEEDING BASED UPON ANY CLAIM SPECIFICALLY RELEASED IN THIS SECTION 16; PROVIDED, HOWEVER, IN NO EVENT SHALL THE RELEASES SET FORTH HEREIN BE DEEMED TO APPLY TO (I) ANY CLAIMS AGAINST SELLER BASED ON FRAUD, (II) ANY BREACH OF SELLER’S REPRESENTATIONS, OR WARRANTIES CONTAINED IN SECTION 7(A) OR IN ANY OF THE CLOSING DOCUMENTS DELIVERED BY SELLER OR (III) ANY THIRD-PARTY CLAIMS AGAINST SELLER, INCLUDING WITHOUT LIMITATION FOR PROPERTY DAMAGE OR PERSONAL INJURY, RELATING TO OR ARISING IN CONNECTION WITH MATTERS OCCURRING PRIOR TO THE CLOSING). THIS RELEASE SHALL BE DEEMED REAFFIRMED AT THE CLOSING.
THE PROVISIONS OF THIS SECTION 16 SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.
17. MERGER PROVISION
Except as otherwise expressly provided herein, any and all provisions contained herein shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive Closing. Notwithstanding the foregoing, each of the representations and warranties of Seller and Buyer contained in Section 7(a) of this Agreement shall survive until the date which is six (6) months after the Closing Date (“Limitation Date”) and no longer. Any post-closing claim that a party may have at any time against the other party for a breach of any such representation or warranty, whether known or unknown, which is not asserted by notice from such party to the other on or before the expiration of such Limitation Date shall not be valid or effective, and the other party will have no liability with respect thereto. Prior to asserting a post-closing claim, Buyer or Seller, as applicable, shall provide written notice to the other party of any alleged breach of such representation or warranty and shall allow the other party thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such thirty (30) days and is being diligently pursued. If the other party fails to cure such breach after written notice and within such cure period, then the sole remedy of the party asserting the claim shall be an action at law for actual damages as a consequence thereof, provided that any claim or action at law for actual damages brought after Closing based upon a misrepresentation or a breach of a warranty or representation under this Agreement shall be actionable or enforceable if and only if notice of such claim is given to the other party prior to the Limitation Date. Each party hereby agrees that the maximum aggregate liability of the other party, in connection with, arising out of or in any way related to a breach of any representation or warranty by the other party shall not exceed one percent (1%) of the Purchase Price ("Liability Cap"). In addition, no party shall have any liability to the other for a breach of any representation or warranty unless the valid claims for all such breaches collectively aggregate more than $20,000.00, in which event the full amount of such valid claims will be actionable, subject to the Liability Cap. Each party hereby waives for itself and anyone who may claim by, through or under the other party any and all rights to sue or recover from Seller any amount greater than the Liability Cap. Each party acknowledges that in no event shall the other party be liable to such party for lost profits, diminution in value, or consequential, incidental or punitive damages of any kind. There shall be no personal liability on the part of the Knowledge Party arising out of this Agreement. Seller

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agrees that through the later of (i) the Limitation Date; and (ii) to the extent that Buyer shall made a claim against Seller pursuant to and in accordance with this Agreement, the final resolution of any claim brought by Buyer in accordance with this Agreement, it shall maintain liquidity of not less than the Liability Cap, less the amount of any claims paid to Buyer under this Agreement. Upon written request from Buyer to Seller, Seller shall provide reasonable documentation evidencing Seller’s satisfaction of the foregoing liquidity covenant, provided, however, that Seller shall not be obligated to deliver such documentation more frequently than quarterly. The provisions of this Section shall survive the Closing.
18. GENERAL PROVISIONS
(a) Severability.  In the event any term or provision of this Agreement shall be held illegal, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.
(b) Binding Effect, Entire Agreement, Modification.  This Agreement shall be binding upon, and shall inure to the benefit of, the heirs, representatives, successors and permitted assigns of the parties hereto. This Agreement embodies the entire contract between the parties hereto with respect to the Property and supersedes any and all prior agreements and understandings, written or oral, formal or informal including, without limitation, any letter of intent relating to a sale of the Property. No modifications or amendments to this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Buyer, and no notices of any extension, change, modification or amendment made or claimed by Seller or Buyer shall have any force or effect whatsoever unless the same shall be endorsed in writing and fully signed by Seller and Buyer.
(c) Time of Essence. Time shall be of the essence of this Agreement.
(d) Captions. Captions and Article headings contained in this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement nor the intent of any provision hereof.
(e) Remedies. Every power or remedy given by this Agreement to the parties or to which the parties may otherwise be entitled may be exercised concurrently or independently, from time to time, and as often as may be deemed expedient by the parties and the parties may pursue inconsistent remedies.
(f) Assignment. This Agreement is not assignable by Buyer other than to an entity controlling, controlled by, or under common control of, Buyer (“Permitted Assignment”). Notwithstanding the foregoing, (i) a Permitted Assignment shall not relieve Buyer of its obligations hereunder, (ii) Buyer and such assignee shall remain jointly and severally liable for all obligations of the Buyer hereunder; and (iii) Buyer will provide written notice to Seller of any Permitted Assignment at least three (3) days prior to Closing.
(g) Waiver. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the

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party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.
(h) Recordation of Agreement. Neither Seller nor Buyer shall record this Agreement nor any memorandum, summary, or other evidence hereof in any public records prior to the consummation of the Closing.
(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
(j) Interpretation.  All terms and words used in this Agreement, regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require. This Agreement shall be interpreted without regard to any presumption or other rule requiring interpretation against the party causing this Agreement or any part thereof to be drafted. Unless this Agreement expressly or necessarily requires otherwise, any time period measured in “days” means consecutive calendar days, except that the expiration of any time period measured in days that expires on a Saturday, Sunday or legal holiday automatically will be extended to the next day so that it is not a Saturday, Sunday or legal holiday.
(k) Facsimile, Electronic Signature.  This Agreement may be executed in handwriting and delivered by facsimile or electronic delivery. Any such delivery shall be treated as an original signature for all purposes.
(l) Confidentiality. Except as provided in Section 5(g) or 18(u) of this Agreement, Buyer and Seller shall not disclose the provisions of this Agreement to any third party, and same shall be treated by Buyer and Seller as confidential unless otherwise agreed to in writing by the other party. Moreover, at all times prior to the Closing and forever hereafter should this transaction not close, Buyer and Seller shall retain any and all information related to this Agreement, the transactions contemplated under this Agreement and/or any related transactions, including with respect to any and all contiguous parcels, and the fact that discussions or negotiations have taken place with respect to the Property or any of the terms, conditions or other facts with respect to such discussions (the “Information”) in strict confidence and not disclose the Information to any party without prior written consent of the other party, except that Buyer or Seller may disclose the Information to its directors, officers, employees, lenders, consultants and agents (collectively, hereinafter referred to as “Necessary Representatives”), who need such information for the purpose of proceeding with the transaction, provided that they agree to keep the Information confidential and agree to be bound by this provision of the Agreement. Buyer and Seller shall be responsible for any breach of this provision of the Agreement by its Necessary Representatives. Buyer and Seller agree that the other party shall be entitled to equitable relief, including an injunction, in the event of any breach of this provision of the Agreement as well as all other rights and remedies provided hereunder. Buyer acknowledges and agrees that all of the Confidential Information and any other information obtained by Buyer regarding the Property as a result of Buyer's inspection of the Property shall be and remain confidential. Buyer further agrees and acknowledges that if any such Confidential Information is disclosed to third parties, to Seller’s employees or Seller’s tenants, Seller may suffer damages and irreparable harm. Buyer and Seller expressly acknowledge, covenant and agree (a) that they shall not make any press release or other public disclosure concerning the transaction contemplated by this Agreement without first

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disclosing the intended press release information to the other party, and Buyer shall not disclose any of the contents or information contained in or obtained as a result of any due diligence reports or any other studies made in connection with Buyer's investigation of the Property, in any form whatsoever (including, but not limited to, any verbal information received by Buyer during the course of Buyer's inspection and investigation of the Property), to any party other than Buyer's attorneys, accountants, employees, professional firms performing inspections and report reviews, investors, brokers, agents, consultants, contractors, affiliates and prospective lenders; (b) that in making any disclosure of such information as permitted hereunder, Buyer shall advise such third parties of the confidentiality of such information and the potential of damage to Seller and the liability of Buyer and such third party as a result of any disclosure of such information by such third party and be responsible for such third party's compliance. This Section shall survive cancellation or termination of this Agreement.
(m) Advice of Counsel. Each party acknowledges that it has been advised, or has had the opportunity to be advised, by its own counsel with respect to the transaction governed by this Agreement.
(n) OFAC Disclosure. Buyer and Seller and their respective members, shareholders, officers and directors are in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasure (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). None of Buyer, Seller or, to Seller's knowledge, any investor in or beneficial owner of Buyer or Seller, as appropriate: (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (b) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (c) is owned or controlled by, or acts for on or behalf of, any person or entity on the Lists or any other person or entity who has been determined by any competent authority to be subject to the prohibitions contained in the Orders.
(o) Intentionally Omitted.
(p) No Third Party Beneficiaries. This Agreement is an agreement between Seller and Buyer only and no third parties shall be entitled to assert any rights as third party beneficiaries hereunder.

(q) Intentionally Omitted.
(r) Withdrawal of Offer. Until this Agreement is fully executed by Seller and delivered to Buyer, Seller reserves the right to withdraw its offer to sell the Property to Buyer pursuant to the terms of this Agreement.

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(s) Applicable Law. This Agreement is being executed and delivered, and is intended to be performed, in the State of North Carolina, and the laws of the State of North Carolina govern the validity, construction, enforcement and interpretation of this Agreement, without regard to, or effect of, any choice or conflict of law principles or rules, unless otherwise specified herein. By executing this Agreement, the parties consent to the exclusive venue and jurisdiction of any federal or state court sitting in the County of Durham and State of North Carolina in any action arising out of or in any way related to this Agreement. The parties irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of any such court and irrevocably and unconditionally waive: (i) any objection any party might now or hereafter have to the venue in any such court; and (ii) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.
(t) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF SELLER AND BUYER WAIVE TRIAL BY JURY IN ANY ACTION ARISING OUT OF, OR IN ANYWAY CONNECTED WITH, THIS AGREEMENT.
(u) SEC Disclosures. Buyer shall use commercially-reasonable efforts to promptly provide Seller, upon Seller’s prior written request therefor, with such information as Seller determines is necessary to complete any filings with the SEC or other governmental agency which is made by Seller or its affiliates. Seller and its affiliates shall have the right to include any and all information concerning the Property and the transactions memorialized by this Agreement deemed necessary by Seller, in its reasonable discretion, to be incorporated into any regulatory filings made by Seller or its affiliates with the SEC, including without limitation on Form 8-K or Form 10-K; provided, however, that Seller shall use commercially reasonable efforts to provide a draft of any such filing to Buyer in advance of such filing. Notwithstanding anything to the contrary contained in this Agreement, Buyer understands, agrees and acknowledges that Seller intends on disclosing and filing, on one or more occasions, with the SEC or other governmental agency, a copy of this Agreement (as well as the name of the Buyer and the Purchase Price). The terms and provisions of this section shall survive the Closing.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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[SIGNATURE PAGE TO AGREEMENT OF SALE AND PURCHASE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates indicated below.

SELLER:

GGT PATTERSON PLACE NC VENTURE, LLC,
a Delaware limited liability company

By: Bainbridge Patterson Place, LLC, a
       Florida limited liability company, its Manager

       By: Bainbridge Manager, LLC, a Florida
               limited liability company, its Manager

               By: /s/ Thomas Keady__________
                     Thomas Keady, Vice President

Date: June 15, 2016

BUYER:

PATTERSON MULTIFAMILY DURHAM, LP,
a Delaware limited partnership

By: Patterson Multifamily Durham GP LLC
a Delaware limited liability company, its general partner

By: H&R REIT (U.S.) Holdings Inc., a Delaware corporation, its sole member

By: /s/ Thomas Hofstedter Name: Thomas Hofstedter
Title: President

Date: June 15, 2016

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JOINDER BY ESCROW AGENT

The undersigned Escrow Agent hereby joins in this Agreement and, by doing so, Escrow Agent hereby acknowledges its duties and obligations under the terms and provisions of this Agreement and hereby agrees to be bound by and to perform such duties and obligations in accordance with such terms and provisions.

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By: /s/ Danielle Howell
Name: Danielle Howell
Title: Vice President

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EXHIBIT A

LEGAL DESCRIPTION

Intentionally Omitted

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EXHIBIT B

RENT ROLL

Intentionally Omitted

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EXHIBIT C

PERSONAL PROPERTY LISTING

Intentionally Omitted

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EXHIBIT D

SERVICE CONTRACTS

Intentionally Omitted

2
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EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES

Intentionally Omitted

3
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EXHIBIT F

BILL OF SALE AND GENERAL ASSIGNMENT

Intentionally Omitted

4
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EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF WARRANTIES

Intentionally Omitted

5
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EXHIBIT H

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

Intentionally Omitted

6
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EXHIBIT I

SPECIAL WARRANTY DEED

Intentionally Omitted

7
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EXHIBIT J

LIST OF PERMITTED EXCEPTIONS

Intentionally Omitted

8
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SCHEDULE 5(F)

PROPERTY INFORMATION

Intentionally Omitted

9
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SCHEDULE 7(XIII)

OPERATING STATEMENT

Intentionally Omitted

10
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SCHEDULE 7(XV)

ESTOPPEL CERTIFICATE

Intentionally Omitted

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EXHIBIT A

PROPERTY

Intentionally Omitted